UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2019

WESTERN MIDSTREAM OPERATING, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34046 (Commission File Number)	26-1075808 (IRS Employer Identification No.)

1201 Lake Robbins Drive The Woodlands, Texas 77380-1046 (Address of principal executive office) (Zip Code)

(832) 636-6000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
None	None	None

Item 8.01 Other Events.
On May 9, 2019, (a) Anadarko Petroleum Corporation (“Anadarko”), the indirect general partner and majority unitholder of Western Midstream Partners, LP (“WES”), terminated its agreement and plan of merger by and among Anadarko, Chevron Corporation (“Chevron”) and certain wholly owned subsidiaries of Chevron, and (b) entered into an agreement and plan of merger (the “Occidental Merger Agreement”) by and among Anadarko, Occidental Petroleum Corporation (“Occidental”) and Baseball Merger Sub 1, Inc., a wholly owned subsidiary of Occidental (“Merger Subsidiary 1”). WES owns the general partner of, and a 98% limited partner interest in, Western Midstream Operating, LP.
The Occidental Merger Agreement provides that, among other things and subject to the terms and conditions of the Occidental Merger Agreement, in exchange for a combination of cash and shares of common stock of Occidental, Merger Subsidiary 1 will be merged with and into Anadarko (the “Merger”), with Anadarko continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Occidental. Anadarko expects the Merger to close in the second half of 2019, although it is subject to Anadarko shareholder approval, as well as obtaining regulatory approvals and other customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM OPERATING, LP

		By:	Western Midstream Operating GP, LLC, its general partner

Dated:	May 14, 2019	By:	/s/ John D. Montanti
John D. Montanti Vice President, General Counsel and Corporate Secretary